EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Atchison Casting Corporation on Form S-8 of our report dated August 14, 1997, appearing in the Annual Report on Form 10-K of Atchison Casting Corporation for the year ended June 30, 1997. We also consent to the reference to us under the heading "EXPERTS" in the Prospectus, which is part of this Registration Statement.


/s/  Deloitte & Touche LLP

Kansas City, Missouri
March 4, 1998